UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 29, 2005

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On December 29, 2005, Raytheon Company (the “Company”) issued a press release announcing that it has closed an agreement with Flight Options International to purchase its remaining equity in Flight Options, LLC, a fractional jet service provider. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1	Press release dated December 29, 2005 issued by Raytheon Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005	RAYTHEON COMPANY

	By:	/s/ Jay B. Stephens
Jay B. Stephens Senior Vice President and General Counsel